UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2007
Date of Report (Date of earliest event reported)

AMALGAMATED ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

Delaware	000-52260	To be applied
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

c/o QMIS Capital Finance Pte Ltd. Room 1819 Mingyong Building
No.60 Xian Road, Shekekou District, Dalian, China	116021
(Address of principal executive offices)	(Zip Code)

+13909840703
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01

REGULATION FD DISCLOSURE

The Board of Directors of Amalgamated Acquisition Corp., a Delaware corporation (the "Company"), has approved an offering on a private placement basis of up to 500,000 Units at a price of US$5.00 per unit (the "Offering") pursuant to Regulation S ("Regulation S") of the United States Securities Act of 1933 (the "Securities Act").

Each Unit will consist of one share of the Common Stock of the Company and one Class A warrant exercisable at US$5.50 for one year from the date of the Offering.

Each warrant entitles the holder to acquire an additional share of the Company’s common stock. The warrants are redeemable under certain circumstances. The exercise price of the warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price or value of the securities offered in the Offering.

The units are to be sold, on a "best efforts" basis by the Company, in offshore transactions to non-U.S. persons who are qualified investors and who are deemed acceptable by the Company. The entire amount of the purchase price for the units must be paid upon the execution and delivery to the Company of a subscription agreement. All cash payments for the units (US$2,500,000 if all Units are sold) will be immediately available for use by the Company without the use of any escrow agent. To date no units have been sold under the Offering and there is no assurance that any units will be sold.

Proceeds of the Offering will be used for general corporate purposes.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(c)

Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated July 17, 2007 announcing the private placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED ACQUISITION CORP.

Date: July 17, 2007
	By:	/s/ Wang Xiao Peng

Wang Xiao Peng
President and Chief Financial Officer

2

Exhibit 99.1 - Press Release announcing the private placement.

AMALGAMATED ACQUISITION CORP. ANNOUNCES US$2.5 MILLION PRIVATE PLACEMENT OF ITS SECURITIES

Dalian, China (PRC), July 17, 2007 – Amalgamated Acquisition Corp. (the “Company”) announced today that effective July 17, 2007, the directors of the Company approved the offering on a private placement basis, of up to 500,000 Units at a price of $5.00 US per unit. Each unit will consist of one share of common stock and one share purchase warrant with each warrant entitling the purchaser to acquire an additional share of common stock at a price of $5.50 US per share for a period of one year from closing. The offering will be made on a private placement basis in reliance of exemptions from applicable securities laws. To date no units have been sold under the offering and there is no assurance that any units will be sold.

Proceeds of the private placement will be used for general corporate purposes.

This Press Release may contain, in addition to historical information, forward-looking statements. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. In particular, in the event the negotiated private placement is not completed as contemplated, it may have a significant adverse effect on the liquidity, financial position and assets of the Company, which may affect its ability to complete its business plan.

Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.

AMALGAMATED ACQUISITION CORP.

“Wang Xiao Peng”

WANG XIAO PENG, PRESIDENT & CEO

Telephone: +13909840703